Exhibit 99.1

COMPANY CONTACTS
Paul Arndt
Senior Manager, Investor Relations
702-835-6300
SPECTRUM PHARMACEUTICALS REPORTS RECORD PROFIT AND RECORD REVENUE FOR
FIRST QUARTER 2011, A FOUR-FOLD REVENUE INCREASE OVER FIRST QUARTER 2010
•	Record Quarterly Net Income of $13 Million, or $0.25 Per Basic Share

•	First Quarter 2011 Total Revenues Were $44 Million Compared to $11 Million in First Quarter 2010

•	Approximately $141 Million in Cash, Cash Equivalents, Investments and Receivables as of March 31, 2011
Conference Call Wednesday, May 4, 2011 @ 1:30 p.m. Eastern/10:30 a.m. Pacific
HENDERSON, Nevada — May 4, 2011 — Spectrum Pharmaceuticals (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in oncology, today reported record financial results for the first quarter ended March 31, 2011.
“We are very pleased to report record profit and record revenue in the first quarter,” said Rajesh C. Shrotriya, MD, Chairman, Chief Executive Officer, and President of Spectrum Pharmaceuticals, Inc. “This is our second consecutive profitable quarter. With modest needs for running our day to day operations, we believe Spectrum is firmly on the road to continued success. These results will support development of other pipeline drugs that we believe may hold even greater potential. Our goal is to bring novel drugs to cancer patients as quickly as possible by employing our risk mitigating strategy. We take great pride in maintaining strict fiscal discipline. Spectrum has no debt and we do not need to raise capital at this time to fund our day to day operations.”
First Quarter Ended March 31, 2011 (All #s are approximates)
The Company recorded net income of $13 million, or $0.25 per basic and $0.23 per diluted share, compared to a net loss of $39 million, or ($0.80) per basic and diluted share, in the first quarter of 2010. Consolidated revenue of $44 million was comprised of product sales of $41 million ($35 million from FUSILEV, $6 million from ZEVALIN,) and $3 million from licensing fees. This represents a more than four-fold increase from $11 million in consolidated revenue recorded in the first quarter of 2010, comprised of product sales of $7 million ($0.6 million from FUSILEV, $6 million from ZEVALIN) and $4 million from licensing fees. Total research and development expenses were $6 million, as compared to $37 million in the same period of 2010, which included the $30 million licensing fee for belinostat. Selling, general and administrative expenses were $13 million compared to $11 million in the same period in 2010.
Cash, cash equivalents, investments and receivables as of March 31, 2011 aggregated $141 million, as compared to $125 million as of December 31, 2010.
There are approximately 52 million shares of common stock issued and outstanding as of March 31, 2011.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

2011/2012 Corporate Events and Potential Valuation Catalysts
FUSILEV®
•	Promote FUSILEV in colorectal cancer and continue to grow revenue
•	Initiate additional clinical studies to expand FUSILEV use in colorectal cancer
ZEVALIN®
•	Initiate studies for aggressive lymphomas in 2011
•	Bioscan removal PDUFA Date — November 20, 2011
Belinostat
•	Complete enrollment in PTCL Trial in 2011
•	File NDA in 2012
Apaziquone
•	File NDA in 2012
Conference Call
Wednesday, May 4, 2011 @ 1:30 p.m. Eastern/10:30 a.m. Pacific

Domestic:	(877) 837-3910, Conference ID# 60326117
International:	(973) 796-5077, Conference ID# 60326117
Webcast and replays: www.sppirx.com
Conference Call audio replays will be available through June 1, 2011

Domestic:	(800) 642-1687, Conference ID# 60326117
International:	(706) 645-9291, Conference ID# 60326117
About FUSILEV® (levoleucovorin)
FUSILEV, a novel folate analog, is now approved for use in combination with 5-fluorouracil in the palliative treatment of patients with advanced metastatic colorectal cancer. FUSILEV is also indicated for rescue after high-dose methotrexate therapy in osteosarcoma. FUSILEV is also indicated to diminish the toxicity and counteract the effects of impaired methotrexate elimination and of inadvertent overdosage of folic acid antagonists. FUSILEV is now approved as a RTU (ready-to-use) (FUSILEV Injection) solution in 175 mg and 250 mg vials, and as freeze-dried powder (FUSILEV for Injection) in 50 mg vials. FUSILEV, under various trade names, is marketed outside the United States by Pfizer, Sanofi-Aventis, and Takeda and sells in excess of $180 million annually.
Important FUSILEV® (levoleucovorin) Safety Considerations
FUSILEV is contraindicated for patients who have had previous allergic reactions attributed to folic acid or folinic acid. Due to calcium content, no more than 16-mL (160-mg) of levoleucovorin solution should be injected intravenously per minute. FUSILEV enhances the cyto-toxicity of fluorouracil. Concomitant use of d,l-leucovorin with trimethoprim-sulfamethoxazole for pneumocystis carinii pneumonia in HIV patients was associated with increased rates of treatment failure in a placebo-controlled study. Allergic reactions were reported in patients receiving FUSILEV. Vomiting (38%), stomatitis (38%) and nausea (19%) were reported in patients receiving FUSILEV as rescue after high dose methotrexate therapy. The most common adverse reactions (>50%) in patients with advanced colorectal cancer receiving FUSILEV in combination with 5-fluorouracil were diarrhea, nausea and stomatitis. FUSILEV may counteract the antiepileptic effect of phenobarbital, phenytoin and primidone, and increase the frequency of seizures in susceptible patients.
Full prescribing information can be found at www.FUSILEV.com.
About ZEVALIN® and the ZEVALIN Therapeutic Regimen
ZEVALIN (ibritumomab tiuxetan) is indicated for the treatment of patients with previously untreated follicular non-Hodgkin’s Lymphoma (NHL), who achieve a partial or complete response to first-line chemotherapy. ZEVALIN is also indicated for the treatment of patients with relapsed or refractory, low-grade or follicular B-cell non-Hodgkin’s lymphoma.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

ZEVALIN is a CD20-directed radiotherapeutic antibody. The ZEVALIN therapeutic regimen consists of three components: rituximab, Indium-111 (In-111) radiolabeled ZEVALIN for imaging, and Yttrium-90 (Y-90) radiolabeled ZEVALIN for therapy. The ZEVALIN therapeutic regimen is a form of cancer therapy called radioimmunotherapy. Radioimmunotherapy (RIT) is an innovative form of cancer treatment with a mechanism of action that is different from traditional chemotherapy. RIT builds on the combined effect of a targeted biologic monoclonal antibody augmented with the therapeutic effects of a beta-emitting radioisotope.
Full prescribing information can be found at www.ZEVALIN.com.
About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a biotechnology company with fully integrated commercial and drug development operations with a primary focus in oncology. The Company’s strategy is comprised of acquiring, developing and commercializing a broad and diverse pipeline of late-stage clinical and commercial products. The Company markets two oncology drugs, FUSILEV and ZEVALIN and has two drugs, apaziquone and belinostat, in late stage development along with a diversified pipeline of novel drug candidates. The Company has assembled an integrated in-house scientific team, including clinical development, medical research, regulatory affairs, biostatistics and data management, formulation development, and has established a commercial infrastructure for the marketing of its drug products. The Company also leverages the expertise of its worldwide partners to assist in the execution of its strategy. For more information, please visit the Company’s website at www.sppirx.com.
Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. These statements include but are not limited to statements that relate to our business and its future, including certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees, around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of revenues, our limited marketing experience, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.
SPECTRUM PHARMACEUTICALS, INC. ®, ZEVALIN®, and FUSILEV® are registered trademarks of Spectrum Pharmaceuticals, Inc. REDEFINING CANCER CARE™ and the Spectrum Pharmaceutical logos are trademarks owned by Spectrum Pharmaceuticals, Inc.
© 2011 Spectrum Pharmaceuticals, Inc. All Rights Reserved.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Net revenues	$43,598	$11,089
Operating expenses:
Cost of product sales (excludes amortization of purchased intangibles)	6,580	3,245
Selling, general and administrative	12,751	10,862
Research and development	5,830	36,544
Amortization of purchased intangibles	930	930

Total operating costs and expenses	26,091	51,581

Income (loss) from operations	17,507	(40,492)
Change in fair value of common stock warrant liability	(5,250)	1,575
Other income (loss), net	520	(97)

Income (loss) before provision for income taxes	12,777	(39,014)
Provision for income taxes	—	—

Net income (loss)	$12,777	$(39,014)

Net income (loss) per share:
Basic	$0.25	$(0.80)

Diluted	$0.23	$(0.80)

Weighted average shares outstanding:
Basic	51,297,523	48,667,653

Diluted	55,529,536	48,667,653

SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31,	December 31,
	2011	2010
	(unaudited)
Cash, cash equivalents and investments	$80,139	$95,674
Accounts receivable, net	51,997	21,051
Inventories, net	6,620	4,234
Prepaid expenses and other current assets	802	906

Total current assets	139,558	121,865
Bank certificates of deposit and treasuries	8,836	8,569
Property and equipment, net	3,116	3,158
Zevalin related intangible assets, net	28,675	29,605
Other assets	5,392	434

Total Assets	$185,577	$163,631

Current liabilities	70,278	63,322
Deferred revenue and other credits — less current portion	22,419	25,495
Other long-term liabilities	331	338

Total liabilities	93,028	89,155
Total stockholders’ equity	92,549	74,476

Total liabilities and stockholders’ equity	$185,577	$163,631

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.
Management uses non-GAAP net income (loss) in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.
The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
NON-GAAP INCOME (LOSS) RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended March 31
	2011	2010
GAAP net income (loss)	$12,777	$(39,014)
Stock-based compensation	4,064	2,475
Change in fair value of common stock warrant liability	5,250	(1,575)

Non-GAAP income (loss)	$22,091	$(38,114)

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI